________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report  (Date of  earliest event reported)             JANUARY 11, 2000
________________________________________________________________________________


                REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP
________________________________________________________________________________
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                    2-65391                  16-1173249
________________________________________________________________________________
      (State or Other              (Commission               (IRS Employer
       Jurisdiction                File Number)           Identification No.)
     of Incorporation)


2350 NORTH FOREST ROAD, SUITE 12A, GETZVILLE, NEW YORK                14068
________________________________________________________________________________
(Address of principal executive office)                             (Zip Code)



Registrant's telephone number, including area code              (716) 636-9090
________________________________________________________________________________



                                      NONE
________________________________________________________________________________
         (Former Name or Former Address, if changed Since Last Report)



                              (Page 1 of 4 pages)

ITEM 4.     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS


      On January 11, 1999, Deloitte & Touche, LLP ("D & T") notified the Company that its relationship as the principal accountant to audit the Company's financial statements had ceased. In its withdrawal letter, D & T did not provide the Company with any reasons for withdrawing from its auditing relationship with the Company.

      D & T's report on the financial statements of the Company for the fiscal year ended December 31, 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that D & T's report included a reference to a substantial doubt about the Company's ability to continue as a going concern. D & T has not yet issued a report in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 1999.

      During the Company's fiscal years ended December 31, 1999 and December 31, 1998, and the period subsequent to December 31, 1999 preceding D & T's withdrawal, there were no disagreements between the Company and D & T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D & T, would have caused D & T to make a reference to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements.

      There has not occurred, during the two fiscal years ended December 31, 1999, or any subsequent period preceding D & T's withdrawal, any reportable events, as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K, with respect to D & T, except as set forth in a draft letter from D & T addressed to the general partner of the Company, dated April 30, 1999 ("Draft Letter") but only received by the general partner on January 13, 1999 in response to a request to D & T on behalf of the Company. The Draft Letter alleged certain material and other weaknesses in the Company's internal controls and operations relative to the preparation of the Company's financial statements for the fiscal year ended December 31, 1998. According to the Draft Letter, material weaknesses involve matters coming to the attention of D & T in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

      The following material weaknesses in internal controls were noted in the Draft Letter: unqualified accounting and reporting personnel, poorly reconciled rent roll, cash accounts and mortgage statements, inadequate physical safeguards over cash, inadequate procedures for collection of rent, poor designation of the bad debt expense account, inadequate procedures for the accounting of property assets, inadequate support for certain construction account disbursements, weakness in invoice input/payment approval process, inadequate procedures for purchase order issuance and maintenance and for preparation of monthly financial statements, inadequate provisions for the maintenance of a separate property and joint venture account and inadequate procedure for tracking the reimbursement of employee medical and dental costs.


                               (Page 2 of 4 pages)

      The Company is presently studying the Draft Letter which was received only recently. Following its review, the Company intends to take all practical actions which it determines to be necessary to remedy any existing weaknesses in its internal controls.

      The Company has authorized D & T to discuss the subject matter of each alleged material weakness identified in the Draft Letter with the successor independent accountant subsequently engaged as the principal accountant to audit the Company's financial statements.

      The Company is presently considering candidates for appointment as the Company's new independent auditors.

      The Company has requested a letter from D & T as to whether D & T agrees or disagrees with the above statements. As of the date of filing of this report on Form 8-K, the Company has not yet received such letter.

ITEM. 7     FINANCIAL  STATEMENTS,   PRO  FORMA  FINANCIAL  INFORMATION  AND
            EXHIBITS.

      (a)   Not Applicable

      (b)   Not Applicable

      (c)   None

                               (Page 3 of 4 pages)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    REALMARK PROPERTY INVESTORS
                                    LIMITED PARTNERSHIP


                                    By:  Realmark Properties, Inc.,
                                               a general partner

                                    By: /s/ Joseph M. Jayson
                                       ----------------------
                                          Joseph M. Jayson
                                          President and Director


Dated:  January 19, 2000



                              (Page 4 of 4 pages)